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                                                                    Exhibit 10.1

                       AMENDMENT TO EMPLOYMENT AGREEMENT

The Agreement ("Employment Agreement") between Samsonite Corporation, a Delaware corporation ("the Company") and Richard R. Nicolosi ("the Executive"), dated as of May 15, 1996, is hereby amended as follows:

       SECTION 7(d) is amended by restating the first sentence thereof as follows: "Except as otherwise provided in this Section 7(d), the Restricted Shares shall vest, and the restrictions imposed thereon shall lapse, as to all such shares, on the second anniversary of the Effective Date; provided that if a Change of Control occurs during the Term and the Executive remains continually employed by the Company from the date hereof to the Change of Control Date (as defined in the Stock Option Agreement), then all of the Restricted Shares that have not theretofore vested shall become vested as of the Change of Control Date."

       All other terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its name to be subscribed to this amendment by its duly authorized representative and the Executive has executed this amendment as of the 2nd day of May, 1997.


Samsonite Corporation By:    /s/ John P. Murtagh
                             --------------------
                     Name:   John P. Murtagh
                     Title:  Senior Vice President

                     By:     /s/ Richard R. Nicolosi
                             ------------------------
                             Richard R. Nicolosi

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